PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-63924
(To Prospectus dated March 23, 2005)            Filed Pursuant to Rule 424(b)(3)





              [HOLDRS(SM) CANADIAN PACIFIC LOGO] [GRAPHIC OMITTED]



                         300,000,000 Depositary Receipts
                         CP HOLDRS(SM) Deposit Facility


         This prospectus supplement supplements information contained in the prospectus dated March 23, 2005, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSSM Deposit Facility.

         The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                       Share         Primary
             Name of Company            Ticker        Amounts    Trading Market
------------------------------------- ----------  ------------- ----------------
   EnCana Corporation                    ECA           136.8          NYSE
   Fording Canadian Coal Trust           FDG           49.8           NYSE
   CP Ships Limited                      TEU            25            NYSE
   Canadian Pacific Railway Company       CP            50            NYSE
   Fairmont Hotels and Resorts Inc.      FHR            25            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.